Exhibit 10.1

Execution Copy

Diebold, Incorporated

$75,000,000 5.44% Series 2006-A Guaranteed Senior Notes,

Tranche 1, due March 2, 2013

$175,000,000 5.50% Series 2006-A Guaranteed Senior Notes,

Tranche 2, due March 2, 2016

$50,000,000 5.55% Series 2006-A Guaranteed Senior Notes,

Tranche 3, due March 2, 2018

Note Purchase Agreement

Dated as of March 2, 2006

Attachments to the Note Purchase Agreement:

Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 4.9	—	Changes in Corporate Structure

Schedule 5.3	—	Disclosure

Schedule 5.4	—	Subsidiaries of the Company, Ownership of Subsidiary Stock, Affiliates

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Debt

Schedule 10.4	—	Existing Liens

Exhibit 1(a)	—	Form of 5.44% Series 2006-A Guaranteed Senior Note, Tranche 1,

due March 2, 2013

Exhibit 1(b) — Form of 5.50% Series 2006-A Guaranteed Senior Note, Tranche 2,

due March 2, 2016

Exhibit 1(c) — Form of 5.55% Series 2006-A Guaranteed Senior Note, Tranche 3,

due March 2, 2018

Exhibit 2.3	—	Form of Subsidiary Guaranty

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel to the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers

Exhibit S	—	Form of Supplement to Note Purchase Agreement

Diebold, Incorporated
5995 Mayfair Road
North Canton, OH 44720-8077

$75,000,000 5.44% Series 2006-A Guaranteed Senior Notes, Tranche 1, due March 2, 2013

$175,000,000 5.50% Series 2006-A Guaranteed Senior Notes, Tranche 2, due March 2, 2016

$50,000,000 5.55% Series 2006-A Guaranteed Senior Notes, Tranche 3, due March 2, 2018

Dated as of

March 2, 2006

To the Purchasers listed in

  the attached Schedule A:

Ladies and Gentlemen:

Diebold, Incorporated, an Ohio corporation (the “Company”), agrees with the Purchasers listed in the attached Schedule A (the “Purchasers”) to this Note Purchase Agreement (this “Agreement”) as follows:

SECTION 1. Authorization of Notes.

The Company will authorize the issue and sale of $300,000,000 aggregate principal amount of its Series 2006-A Guaranteed Senior Notes consisting of (a) $75,000,000 aggregate principal amount of its 5.44% Series 2006-A Guaranteed Senior Notes, Tranche 1, due March 2, 2013 (the “Tranche 1 Notes”), (b) $175,000,000 aggregate principal amount of its 5.50% Series 2006-A Guaranteed Senior Notes, Tranche 2, due March 2, 2016 (the “Tranche 2 Notes”) and (c) $50,000,000 aggregate principal amount of its 5.55% Series 2006-A Guaranteed Senior Notes, Tranche 3, due March 2, 2018 (the “Tranche 3 Notes”; the Tranche 3 Notes together with the Tranche 1 Notes and Tranche 2 Notes are collectively referred to herein as the “Series 2006-A Notes”). The Series 2006-A Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to herein as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Tranche 1 Notes, the Tranche 2 Notes and the Tranche 3 Notes shall be substantially in the forms set out in Exhibit 1(a), Exhibit 1(b) and Exhibit 1(c), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. Sale and Purchase of Notes; Additional Series of Notes; Subsidiary Guaranty.

Section 2.1 Series 2006-A Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, on the Closing Date provided for in Section 3, the Series 2006-A Notes of the tranche and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or any liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

Section 2.2 Additional Series of Notes.

(a) The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S, provided that the aggregate principal amount of Notes of all Series issued pursuant to all Supplements in accordance with the terms of this Section 2.2 shall not exceed $1,000,000,000.

(b) Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(1) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;

(2) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall, if and to the extent this Agreement requires or permits voting by Series, vote as a single class and constitute one Series;

(3) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such put rights and mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants and defaults as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be deemed amended (i) to reflect such additional put rights, covenants and defaults without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional put rights, covenants and defaults shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding and (ii) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;

(4) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S with such variations, omissions and insertions as are necessary or permitted hereunder;

(5) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

(6) all Additional Notes shall constitute Senior Debt of the Company and shall rank pari passu with all other outstanding Notes; and

(7) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, (i) any Default or Event of Default shall have occurred and be continuing or (ii) a waiver of Default or Event of Default shall be in effect.

(c) The right of the Company to issue, and the obligation of the Additional Purchasers to purchase, any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(1) a duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer’s Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including all Supplements) and setting forth the information and computations (in sufficient detail) required to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, the Company is in compliance with the requirements of Section 10.1 on such date;

(2) the Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S;

(3) each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of such Additional Notes; and

(4) each Subsidiary Guarantor for which a Collateral Release shall not have occurred shall execute and deliver a Guaranty Accession Agreement in the form attached to the Subsidiary Guaranty.

Section 2.3 Subsidiary Guaranty.

(a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement (including all Supplements) will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of March 2, 2006, which shall be substantially in the form of Exhibit 2.3 attached hereto (the “Subsidiary Guaranty”).

(b) The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company (a “Collateral Release”), provided that (1) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor, co-obligor and guarantor under and in respect of the Bank Credit Agreement and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (2) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default shall have occurred and be continuing or will result from such release and discharge and containing reasonably detailed calculations demonstrating compliance with Sections 10.1, 10.2 and 10.3 and (3) if any fee or other form of consideration (other than, for the avoidance of doubt, the reimbursement of costs or expenses) is given to any holder of Debt of the Company, including, without limitation, any party to the Bank Credit Agreement, expressly for the purpose of such release, the holders of the Notes shall receive proportional consideration pro rata in respect of the amount of Debt of the Company held by such Persons in relation to the indebtedness outstanding under the Bank Credit Agreement at the time such release thereunder was granted.

SECTION 3. Closing.

The sale and purchase of the Series 2006-A Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 623 Fifth Avenue, 28th Floor, New York, New York 10022 at 11:00 a.m. New York, New York time, at a closing on March 2, 2006 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers (the “Closing Date”). On the Closing Date, the Company will deliver to each Purchaser the Series 2006-A Notes of each tranche to be purchased by such Purchaser in the form of a single Series 2006-A Note of such tranche (or such greater number of Series 2006-A Notes of such tranche in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in compliance with the funding instructions described in Section 4.11. If, on the Closing Date, the Company shall fail to tender such Series 2006-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Series 2006-A Notes to be sold to such Purchaser on the Closing Date is subject to the fulfillment to such Purchaser’s satisfaction, prior to or on the Closing Date, of the following conditions:

Section 4.1 Representations and Warranties.

(a) Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and on the Closing Date.

(b) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and on the Closing Date.

Section 4.2 Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Company and each such Subsidiary Guarantor prior to or on the Closing Date, and immediately after giving effect to the issue and sale of the Series 2006-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3 Compliance Certificates.

(a) Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2006-A Notes and this Agreement.

(c) Officer’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d) Secretary’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate or other proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

Section 4.4 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Jones Day, special counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5 Purchase Permitted By Applicable Law, Etc. On the Closing Date, such Purchaser’s purchase of Series 2006-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact regarding the Company and its Subsidiaries as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6 Sale of Other Notes. On the Closing Date, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2006-A Notes to be purchased by it on the Closing Date as specified in Schedule A.

Section 4.7 Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing Date, the reasonable fees, reasonable charges and reasonable disbursements of special counsel to the Purchasers referred to in Section 4.4(b) to the extent reflected in a reasonably detailed statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

Section 4.8 Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each tranche of the Series 2006-A Notes.

Section 4.9 Changes in Corporate Structure. Except as specified in Schedule 4.9, neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10 Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

Section 4.11 Funding Instructions. At least three Business Days prior to the Closing Date, such Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Series 2006-A Notes is to be deposited.

Section 4.12 Proceedings and Documents. All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement and the Subsidiary Guaranty and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

SECTION 5. Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser, as of the date hereof, that:

Section 5.1 Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2006-A Notes and to perform the provisions hereof and thereof.

Section 5.2 Authorization, Etc.

(a) This Agreement and the Series 2006-A Notes to be issued on the Closing Date have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such 2006-A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (2) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(b) The Subsidiary Guaranty has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor and the Subsidiary Guaranty constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated February 2006 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to February 14, 2006 (this Agreement, the Memorandum, such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2004, there has been no change in the financial condition, operations, business or properties of the Company or any Restricted Subsidiary except changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Senior Financial Officer or other executive officer of the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Company’s Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) the Company’s Affiliates, other than Subsidiaries and Undisclosed Affiliates and (3) the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of each Subsidiary that is a Subsidiary Guarantor, to execute and deliver the Subsidiary Guaranty and to perform the provisions thereof.

(d) No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4, customary limitations imposed by corporate law or similar statutes and, in the case of Foreign Subsidiaries, the laws and regulations of jurisdictions other than the United States of America) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All such financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Series 2006-A Notes and the execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7 Governmental Authorizations, Etc. Except for filings on Form 8-K required to be filed with the SEC as a result of the execution of this Agreement, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company or any Subsidiary Guarantor is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Series 2006-A Notes or (b) any Subsidiary Guarantor of the Subsidiary Guaranty.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, governmental investigations or proceedings pending or, to the knowledge of the Company, threatened against or directly affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes. The Company and its Subsidiaries have filed all income tax and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. No Senior Financial Officer or other executive officer of the Company knows of any basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The United States federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 1996.

Section 5.10 Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties which the Company and its Restricted Subsidiaries own or purport to own that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11 Licenses, Permits, Etc.

(a) The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are necessary for the operation of their respective businesses, without known conflict with the rights of others, except for those failures to own or possess or conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) To the knowledge of the Company, no product of the Company or any of its Restricted Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by any other Person, except for those infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) To the knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by the Company or any of its Restricted Subsidiaries, except for those violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.12 Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan (which is not a Multiemployer Plan) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability for failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA (other than for premium payments to the PBGC paid in a timely manner) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the beginning of such Plan’s most recent plan year (for which such liabilities have been determined) on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value as of such determination date of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the case of any single Plan and by more than $25,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Series 2006-A Notes hereunder to each Purchaser will not involve any transaction with respect to such Purchaser that is subject to and not exempt from the prohibitions of Section 406 of ERISA or in connection with which a tax would be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Series 2006-A Notes to be purchased by such Purchaser.

Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on the Company’s behalf has, directly or through any agent, offered the Series 2006-A Notes, the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Series 2006-A Notes and the Subsidiary Guaranty in connection with a private sale for investment. Neither the Company nor anyone acting on the Company’s behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2006-A Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2006-A Notes to refinance existing indebtedness and for other general corporate purposes of the Company. No part of the proceeds from the sale of the Series 2006-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated total assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Debt; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of January 31, 2006 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

Section 5.16 Foreign Assets Control Regulations, Etc.

(a) Neither the sale of the Series 2006-A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Company nor any Subsidiary is (1) a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (2) to the knowledge of the Company, engaged in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Series 2006-A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17 Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is (a) an “investment company,” nor will be an “investment company” after the application of proceeds, within the meaning of the Investment Company Act of 1940, as amended or (b) a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005, as amended. Neither the Company nor any Restricted Subsidiary is subject to regulation under the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18 Environmental Matters.

(a) Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Restricted Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company or any Restricted Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Notes and Subsidiary Guaranty Rank Pari Passu.

(a) The obligations of the Company under this Agreement and the Series 2006-A Notes rank pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company, including, without limitation, all unsecured Senior Debt of the Company described in Schedule 5.15.

(b) The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty rank pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of such Subsidiary Guarantor, including, without limitation, all unsecured Senior Debt of such Subsidiary Guarantor described in Schedule 5.15.

SECTION 6. Representations of the Purchasers.

Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Series 2006-A Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that any Notes purchased by Banc of America Securities LLC on the Closing Date may, in the alternative, be purchased with the intent to be resold to a Qualified Institutional Buyer pursuant to Rule 144A of the Securities Act, provided further that, in any case, the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or such pension or trust fund’s control. Each Purchaser understands that the Series 2006-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required, nor does it intend, to register the Series 2006-A Notes.

Section 6.2 Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Series 2006-A Notes.

Section 6.3 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series 2006-A Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Class Exemption (“PTE”) 95-60, as amended) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan (as defined in PTE 95-60, as amended) together with the amount of the reserves and liabilities (as defined by the NAIC Annual Statement) for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60, as amended) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is an insurance company separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1, as amended or (2) a bank collective investment fund, within the meaning of PTE 91-38, as amended and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan (as defined in such PTEs) or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14, as amended (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no assets of any employee benefit plan (as defined in the QPAM Exemption) that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23, as amended (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan” and “separate account” shall have, unless otherwise indicated, the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. Information as to Company.

Section 7.1 Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:

(1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q containing the financial statements described in clauses (1) and (2) of this Section 7.1(a) and otherwise prepared in compliance, in all material respects, with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Quarterly Report on Form 10-Q if it shall have timely made such Quarterly Report on Form 10-Q available on “EDGAR” and on the Company’s home page on the worldwide web (at the date of this Agreement located at: http//www.diebold.com) and shall have given each holder of Notes notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, copies of:

(1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year containing the financial statements described in clauses (1) and (2) of this Section 7.1(b) (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) and otherwise prepared in compliance, in all material respects, with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), provided further, that the Company shall be deemed to have made such delivery of such Annual Report on Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — except for filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available and, to the extent applicable, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to the principal lending banks as a whole of the Company and its Subsidiaries, taken as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability), or to its public securities holders generally and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided that the Company shall be deemed to have made such delivery of information required by this Section 7.1(c) if it shall have made such information available by Electronic Delivery;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has expressly asserted in writing or taken any remedial action with respect to a claimed Default or Event of Default or that any Person has expressly asserted in writing or taken any action with respect to a default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1) with respect to any Plan subject to Title IV of ERISA (other than a Multiemployer Plan), any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

(2) the taking by the PBGC of steps to institute, or receipt of written notice from the PBGC threatening the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA (other than a Multiemployer Plan), or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate for failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(g) Supplements — promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes or such information regarding the Company required to satisfy the requirements of 17 C.F.R. §230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

Notwithstanding the foregoing, if one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the consolidated total assets of the Company and its Subsidiaries or (ii) account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Section 7.1(a) and (b) above, the Company shall deliver to each holder of Notes that is an Institutional Investor, unaudited financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering such group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and (b).

Section 7.2 Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate delivery of such certificate to each holder of Notes within the required time period for delivery of financial statements under Section 7.1(a) or Section 7.1(b), as applicable):

(a) Covenant Compliance — the information (including reasonably detailed calculations) required to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.3, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage in existence as of the end of such period); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3 Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. Payment of the Notes.

Section 8.1 Maturity. As provided therein, the entire unpaid principal amount of each tranche of the Series 2006-A Notes shall be due and payable on the stated maturity date thereof.

Section 8.2 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an amount not less than 10% of the original aggregate principal amount of the Notes of such Series to be prepaid in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the applicable Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of the Series to be prepaid (with a copy to each other holder of Notes) written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes, designated by Series and tranche, if applicable, to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of each such Make-Whole Amount as of the specified prepayment date.

Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to any Series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

Section 8.4 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5 Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of the Notes of any Series in accordance with the terms of this Agreement (including any Supplement) and the Notes of such Series or (b) pursuant to a written offer to purchase any outstanding Notes of any Series made by the Company or an Affiliate pro rata to the holders of the Notes of such Series upon the same terms and conditions (except that if such Series has more than one separate tranche, such written offer shall be allocated among all of the separate tranches of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof but such written offer may otherwise differ among such separate tranches and such written offer shall be made pro rata to the holders of the same tranches of such Series upon the same terms and conditions). Any such offer shall provide each holder of the Notes of the Series being offered for purchase with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least 10 Business Days. If the holders of more than 50% of the outstanding principal amount of the Notes of the Series being offered for purchase accept such offer, the Company shall promptly notify the remaining holders of such Series of such fact and the expiration date for the acceptance by such holders of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6 Make-Whole Amount for the Series 2006-A Notes. The term “Make-Whole Amount” shall mean, with respect to any Series 2006-A Note of any tranche, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2006-A Note, minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” shall mean, with respect to any Series 2006-A Note of any tranche, the principal of such Series 2006-A Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Series 2006-A Note of any tranche, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2006-A Notes of such tranche is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Series 2006-A Note of any tranche, 0.50% plus the yield to maturity calculated by using (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In either case, the yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly on a straight line basis between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (ii) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the Series 2006-A Notes of such tranche.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Series 2006-A Note of any tranche, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Series 2006-A Note of any tranche, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2006-A Notes of such tranche, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” shall mean, with respect to the Called Principal of any Series 2006-A Note of any tranche, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1 Compliance with Law. Without limiting Section 10.9, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2 Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.

Section 9.3 Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, governmental charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment governmental charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the non-filing or nonpayment, as the case may be, of all such taxes, assessments, governmental charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5 Corporate Existence, Etc. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6 Designation of Subsidiaries. The Company may from time to time cause any Subsidiary (other than a Subsidiary Guarantor) to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing under the terms of this Agreement and (b) the Company and its Subsidiaries or Restricted Subsidiaries, as the case may be, would be in compliance with all of the covenants set forth in this Section 9 and Section 10 if tested on the date of such action and provided, further, that once a Subsidiary has been designated an Unrestricted Subsidiary or a Restricted Subsidiary pursuant to this Section 9.6, it shall not thereafter be redesignated as an Unrestricted Subsidiary or a Restricted Subsidiary on more than one occasion during any period of five consecutive fiscal years. Within 10 days following any designation described above, the Company will deliver to each holder of Notes a notice of such designation accompanied by a certificate signed by a Senior Financial Officer certifying compliance with all requirements of this Section 9.6 and setting forth all information required in order to establish such compliance.

Section 9.7 Notes and Subsidiary Guaranty to Rank Pari Passu.

(a) The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Senior Debt (actual or contingent) of the Company.

(b) The Subsidiary Guaranty and all other obligations of each Subsidiary Guarantor under the Subsidiary Guaranty are and at all times shall remain direct and unsecured obligations of such Subsidiary Guarantor ranking pari passu as against the assets of such Subsidiary Guarantor with all other present and future unsecured Senior Debt (actual or contingent) of such Subsidiary Guarantor.

Section 9.8 Additional Subsidiary Guarantors. The Company will cause any Subsidiary which becomes an obligor, co-obligor or guarantor in respect of Debt under the Bank Credit Agreement to become a party to the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with becoming an obligor, co-obligor or guarantor in respect of Debt under the Bank Credit Agreement) the following items:

(a) a supplement to the Subsidiary Guaranty in the form of Exhibit A to the Subsidiary Guaranty (a “Guaranty Supplement”);

(b) a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

(c) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes which opinion shall be satisfactory to the Required Holders, to the effect that the Guaranty Supplement entered into by such Subsidiary has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Anything in this Section 9.8 to the contrary notwithstanding, a Foreign Subsidiary that becomes a borrower under the Bank Credit Agreement shall not be deemed to be an obligor, guarantor or co-obligor of obligations existing under the Bank Credit Agreement for purposes of this Section 9.8 if such Subsidiary shall have no obligations under the Bank Credit Agreement or any other agreement or instrument for the repayment of any Debt outstanding thereunder (whether upon default by any party to the Bank Credit Agreement or otherwise) other than (1) Debt directly borrowed by such Subsidiary or (2) Debt of any other Foreign Subsidiary which Subsidiary shall also satisfy the conditions of this sentence.

Section 9.9 Books and Records. The Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

SECTION 10. Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Consolidated Net Debt to Consolidated Total Capitalization. The Company will not, at any time, permit Consolidated Net Debt to exceed 55% of Consolidated Total Capitalization.

Section 10.2 Interest Coverage Ratio. The Company will not, as of the end of any fiscal quarter, permit the ratio of (a) Consolidated EBIT for the period of four consecutive fiscal quarters ending on such date to (b) Consolidated Interest Expense for such period to be less than 3.00 to 1.00.

Section 10.3 Priority Debt. The Company will not, at any time, permit the aggregate amount of all Priority Debt to exceed an amount equal to 25% of Consolidated Net Worth determined as of the end of the then most recently ended fiscal quarter of the Company.

Section 10.4 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to documentation reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

(a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens for sums not yet due and payable or being contested in good faith and for which appropriate reserves have been established in accordance with GAAP) and Liens to secure the performance of bids, tenders, leases or trade contracts or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

(c) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any Restricted Subsidiary, and Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(e) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(f) Liens existing on the Closing Date and reflected in Schedule 10.4;

(g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or improvement thereon or Liens incurred within 365 days of such acquisition or completion of such construction or improvement; provided that (1) the Lien shall attach solely to the property acquired, purchased, constructed or improved, (2) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within 365 days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the lesser of (i) the cost of such acquisition, construction or improvement or (ii) the Fair Market Value at the time such property is acquired or constructed or improvement of such property is completed, as the case may be, (3) the aggregate principal amount of all Debt secured by such Liens would be permitted by the limitation set forth in Section 10.1 and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed); provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (3) the aggregate principal amount of all Debt secured by such Liens would be permitted by the limitation set forth in Section 10.1 and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(i) Liens on property of a Securitization Entity incurred in connection with any transfer of an interest in leases or lease receivables or accounts or notes receivables which is permitted pursuant to Section 10.6 and which Liens are required to consummate a Permitted Securitization Transaction;

(j) any extensions, renewals or replacements of any Lien permitted by the preceding paragraphs (f), (g) and (h) of this Section 10.4; provided that (1) no additional property shall be encumbered by such Liens, (2) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased or the maturity thereof reduced and (3) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(k) Liens in favor of financial institutions against bank account deposits in foreign bank accounts at such financial institution granted in the ordinary course of business, consistent with standard business practices in such foreign jurisdiction and not in connection with the borrowing of money, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or its Subsidiaries; and

(l) other Liens not otherwise permitted by paragraphs (a) through (k), inclusive, of this Section 10.4 securing Debt (other than debt under the Bank Credit Agreement); provided that (1) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Sections 10.1 and 10.3 and (2) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

Section 10.5 Merger and Consolidation. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a) any Restricted Subsidiary may (1) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, (i) the Company or another Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the surviving or continuing entity is a Restricted Subsidiary or (2) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.6; and

(b) the Company may consolidate or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Person so long as:

(1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2) if the Successor Corporation is not the Company, (i) such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (ii) the Successor Corporation shall have caused to be delivered to each holder of Notes an opinion of independent counsel reasonably acceptable to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each Subsidiary Guarantor shall have reaffirmed in writing its obligations under the Subsidiary Guaranty; and

(3) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.

Section 10.6 Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets (including capital stock or similar equity interests of Restricted Subsidiaries) of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold for Fair Market Value and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(a) to acquire productive assets used or useful in carrying on the business of the Company and its Restricted Subsidiaries and having a Fair Market Value at least equal to the Fair Market Value of such assets sold, leased or otherwise disposed of; and/or

(b) to prepay or retire Senior Debt of the Company and/or a Restricted Subsidiary, provided that, to the extent any such proceeds are used to prepay the outstanding principal amount of the Notes, such prepayment shall be made in accordance with the terms of Section 8.2.

As used in this Section 10.6, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” (1) any sale, lease or other disposition of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, (2) any sale, lease or other disposition of assets from the Company to a Restricted Subsidiary or from any Restricted Subsidiary to the Company or another Restricted Subsidiary, (3) any sale of property acquired or constructed by the Company or any Restricted Subsidiary after the Closing Date to any Person within 365 days following the acquisition or completion of construction of such property by the Company or such Restricted Subsidiary if the Company or such Restricted Subsidiary shall concurrently with such sale, lease such property, as lessee and (4) any sale or other disposition to a Securitization Entity of an interest in leases or lease receivables or accounts or notes receivables on a limited recourse basis, provided that (i) such sale or other disposition qualifies as a sale under GAAP and (ii) the aggregate outstanding amount of such financings in connection therewith shall not exceed $200,000,000 (any such sale or other disposition, a “Permitted Securitization Transaction”).

Section 10.7 Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any material transaction or material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Restricted Subsidiary), except in the ordinary course of business and upon fair and reasonable terms that are not materially less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.8 Line of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the Closing Date as described in the Memorandum.

Section 10.9 Terrorism Sanctions Regulations. The Company will not, and will not permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) to the knowledge of the Company after reasonable inquiry, engage in any dealings or transactions with any such Person.

SECTION 11. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) (1) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10 or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c) or (2) any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or

(d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default or (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) the Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor (other than a Subsidiary Guarantor released in accordance with the terms of Section 2.3(b) hereof), or any Subsidiary Guarantor or any party by, through or on account of any such Person, challenges the validity, binding nature or enforceability of the Subsidiary Guaranty; or

(f) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, any Supplement under which Additional Notes are then outstanding, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g) (1) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, (2) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $25,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000; or

(h) the Company, any Material Subsidiary or any Subsidiary Guarantor (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

(i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any Material Subsidiary or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Material Subsidiary or any Subsidiary Guarantor, or any such petition shall be filed against the Company, any Material Subsidiary or any Subsidiary Guarantor and such petition shall not be dismissed or stayed within 60 days or is not dismissed within 60 days after the expiration of such stay; or

(j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) are rendered against one or more of the Company or its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan subject to Title IV of ERISA (other than a Multiemployer Plan) shall have been or is reasonably expected to be filed with the PBGC in a “distress termination” under Section 4041(c) of ERISA or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined in accordance with Title IV of ERISA, shall exceed $25,000,000 (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability for the failure to comply with the provisions of Title I of ERISA or pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan in a complete or partial withdrawal within the meaning of Title IV of ERISA or (6) except to the extent required by applicable law, the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.Remedies on Default, Etc.

Section 12.1	Acceleration.

(a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (1) of paragraph (h) or described in clause (6) of paragraph (h) by virtue of the fact that such clause encompasses clause (1) of paragraph (h)) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate during the occurrence and continuance of an Event of Default) and (2) the applicable Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein (or in any Supplement) specifically provided for), and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Subsidiary Guaranty or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and applicable Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. Registration; Exchange; Substitution of Notes.

Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(4)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 15 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series and tranche, if applicable, originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of any Series and tranche, if applicable, one Note of such Series and tranche, if applicable, may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(4)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser, an Additional Purchaser, another holder of a Note with a minimum net worth of at least $100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver not more than 15 Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. Payments on Notes.

Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Purchaser or Additional Purchaser or such Person’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by wire transfer or other commercially reasonable method and at the address specified for such purpose for such Purchaser on Schedule A hereto or, in the case of any Additional Purchaser, Schedule A attached to the applicable Supplement, or by such other commercially reasonable method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15. Expenses, Etc.

Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers or any Additional Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser, each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement), the Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement), the Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement), the Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Subsidiary Guaranty and by the Notes. The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser, an Additional Purchaser or other holder in connection with its purchase of its Notes).

Section 15.2 Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes and the termination of this Agreement or any Supplement.

SECTION 16. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein, which shall be made only as of the date hereof and the Closing Date, or in any Supplement, which shall be made only as of the date thereof and the date of closing thereunder, shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of any Note, regardless of any investigation made at any time by or on behalf of any Purchaser, any Additional Purchaser or any other holder of any Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement; provided, that the representations and warranties contained in any Supplement shall be made for the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers, the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.Amendment and Waiver.

Section 17.1	Requirements.

(a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing and (2) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (iii) amend any of Sections 8, 10.4(l) (as it relates to the ability to secure debt under the Bank Credit Agreement), 11(a), 11(b), 12, 17 or 20.

(b) Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Section 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.

Section 17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of any Supplement, of the Subsidiary Guaranty or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of any Supplement, of the Subsidiary Guaranty or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under the Subsidiary Guaranty or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4 Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein, in the Subsidiary Guaranty or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid) or (c) by posting to IntraLinks® or a similar service reasonably acceptable to the Required Holders if the sender on the same day sends or causes to be sent notice of such posting by electronic mail or in accordance with clause (a) or (b) above. Any such notice must be sent:

(1) if to any Purchaser or its nominee, to such Purchaser or its nominee at the address or, in the case of clause (c) above, the e-mail address specified for such communications in Schedule A to this Agreement, or at such other address or e-mail address as such Purchaser or nominee shall have specified to the Company in writing pursuant to this Section 18;

(2) if to any Additional Purchaser or its nominee, to such Additional Purchaser or its nominee at the address or, in the case of clause (c) above, the e-mail address specified for such communications in Schedule A to the applicable Supplement, or at such other address or e-mail address as such Additional Purchaser or its nominee shall have specified to the Company in writing;

(3) if to any other holder of any Note, to such holder at such address or, in the case of clause (c) above, such e-mail address as such other holder shall have specified to the Company in writing pursuant to this Section 18; or

(4) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (a) all Supplements, (b) consents, waivers and modifications that may hereafter be executed, (c) documents received by any Purchaser on the Closing Date or by any Additional Purchaser on the date of purchase of its Additional Notes (except the Notes themselves) and (d) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder by any photographic, photostatic, electronic, digital, or other similar process and holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. Confidential Information.

For the purposes of this Section 20, “Confidential Information” shall mean information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or Additional Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any Person acting on such Purchaser’s or such Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (1) such Purchaser’s or such Additional Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s or such Additional Purchaser’s Notes), (2) such Purchaser’s or such Additional Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser or such Additional Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser or such Additional Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (7) the NAIC or the SVO or, in each case, or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or such Additional Purchaser’s investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such Additional Purchaser’s Notes, the Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or any Supplement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. Substitution of Purchaser.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder or under a Supplement, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement or such Supplement, as the case may be, and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 21) or such Supplement, shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser. In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder or under a Supplement and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 21) or such Supplement, shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement or such Supplement, as the case may be.

SECTION 22. Miscellaneous.

Section 22.1 Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2 Payments Due on Non-Business Days. Anything in this Agreement (or any Supplement) or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3 Accounting Terms. All accounting terms used herein (or in any Supplement) which are not expressly defined in this Agreement (or in such Supplement) have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein (or any Supplement), (a) all computations made pursuant to this Agreement (or such Supplement) shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP.

Section 22.4 Severability. Any provision of this Agreement (or any Supplement) that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or of such Supplement), and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5 Construction. Each covenant contained herein (or in any Supplement) shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein (or in any Supplement), so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein (or in any Supplement) refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement (or any Supplement) shall be deemed to be a part hereof (or of such Supplement).

Section 22.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8 Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement (including any Supplement) or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18(4) or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement (including any Supplement), the Notes or any other document executed in connection herewith (including any Supplement) or therewith.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

Very truly yours,

Diebold, Incorporated

By

Name:
Title:

Accepted as of the date first written above.

[Variation]

By

Name:
Title:

Schedule A

(to Note Purchase Agreement)

Information Relating to Purchasers

Schedule B

(to Note Purchase Agreement)

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Notes” is defined in Section 2.2.

“Additional Purchasers” shall mean purchasers of Additional Notes.

“Affiliate” shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in the first paragraph of this Agreement.

“Anti-Terrorism Order” shall mean Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Bank Credit Agreement” shall mean the Amended and Restated Loan Agreement dated as of April 30, 2003 by and among the Company, the Subsidiary Borrowers (as defined therein) from time to time parties thereto, the Lenders (as defined therein) from time to time parties thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), a national banking association, as Agent, as amended by the First Amendment, dated as of April 28, 2004, the Second Amendment, dated as of April 27, 2005, and the Third Amendment, dated as of November 16, 2005, and as further amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Cash Equivalents” shall mean (a) securities issued directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof, (b) Dollar denominated time deposits, certificates of deposit and bankers’ acceptances of any bank whose short-term commercial paper rating from Standard and Poor’s or Moody’s is at least “investment grade” (any such bank, an “Approved Bank”), (c) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating from Standard and Poor’s or Moody’s of at least “investment grade,” (d) bonds rated at least “investment grade” by Standard and Poor’s or Moody’s and preferred stock of companies rated at least “investment grade” by Standard and Poor’s or Moody’s, including, but not limited to, municipal bonds, corporate bonds, treasury bonds, etc., (e) foreign Investments denominated in an Eligible Currency that are of similar type of, and that have a rating comparable to, any of the Investments referred to in the preceding clauses (a) through (d) above, (f) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above and (g) other securities and financial instruments which offer a security comparable to those listed above.

“Closing Date” is defined in Section 3.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Release” is defined in Section 2.3(b).

“Company” is defined in the first paragraph of this Agreement and includes any successor that becomes such in the manner prescribed in Section 10.5.

“Confidential Information” is defined in Section 20.

“Consolidated Debt” shall mean, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated EBIT” shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income and without duplication, (a)  Consolidated Interest Expense for such period, (b) income tax expense for such period and (c) other non-cash charges (other than depreciation and amortization charges) for such period, all as determined in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, the gross interest expense of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in the calculation of Consolidated Net Income for such period net of any cash interest income received by the Company and its Restricted Subsidiaries during such period from Investments, in each case, after eliminating offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Net Debt” shall mean, as of any date of determination, the result of (a) Consolidated Debt minus (b) cash and Cash Equivalents with maturities of less than one year of the Company and its Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP after eliminating offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Net Worth” shall mean, as of the date of any determination,

(a) the sum of (1) the par value (or value stated on the books of the Company) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (2) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

(b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

“Consolidated Total Assets” shall mean, as of any date of determination, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Capitalization” shall mean, as of any date of determination, the sum of (a) Consolidated Net Worth plus (b) Consolidated Net Debt.

“Debt” shall mean, with respect to any Person, without duplication,

(a) its liabilities for borrowed money;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) its Capital Lease Obligations;

(d) liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e) Guarantees by such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean (a) with respect to the Series 2006-A Notes of any tranche that rate of interest that is 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Series 2006-A Notes of such tranche and (b) with respect to the Notes of any Series of Additional Notes, as set forth in the Supplement pursuant to which such Series of Additional Notes was issued.

“Disclosure Documents” is defined in Section 5.3.

“Dollars,” “U.S. Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Electronic Delivery” is defined in Section 7.1(a).

“Eligible Currency” shall mean any currency other than Dollars (a) that is readily available, (b) that is freely traded, (c) in which deposits are customarily offered to banks in the London interbank market, (d) which is convertible into Dollars in the international interbank market and (e) as to which an equivalent amount in Dollars may be readily calculated.

“Environmental Laws” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of a Responsible Officer.

“Foreign Subsidiary” shall mean any Subsidiary other than a Subsidiary that is organized under the laws of any state or commonwealth of the United States of America.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” shall mean

(a) the government of

(1) the United States of America or any state or other political subdivision thereof, or

(2) any jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Restricted Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of such Debt or obligation;

(b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement shall not exceed the maximum amount of Debt that is the subject of such Guaranty.

“Guaranty Accession Agreement” shall mean the Guaranty Accession Agreement in the form attached as Exhibit B to the Subsidiary Guaranty.

“Guaranty Supplement” is defined in Section 9.8(a).

“Hazardous Material” shall mean any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

“Investments” shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Debt or other obligations or securities or by loan, advance, capital contribution or otherwise.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” shall have the meaning (a) set forth in Section 8.6 with respect to any Series 2006-A Note and (b) set forth in the applicable Supplement with respect to any other Series of Notes.

“Material” shall mean material in relation to the business, operations, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement (including any Supplement) and the Notes, (c) the ability of the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Subsidiary Guaranty or (d) the validity or enforceability of this Agreement (including any Supplement), the Notes or the Subsidiary Guaranty.

“Material Subsidiary” shall mean, at any time, any Restricted Subsidiary of the Company which, together with all other Restricted Subsidiaries of such Restricted Subsidiary, accounts for more than (a) 5% of Consolidated Total Assets or (b) 5% of consolidated gross revenue of the Company and its Restricted Subsidiaries.

“Memorandum” is defined in Section 5.3.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 5.3(a).

“Notes” is defined in Section 1.

“Officer’s Certificate” shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Securitization Transaction” is defined in Section 10.6.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” shall mean an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is covered by Title IV of ERISA or subject to Section 412 of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” shall mean (without duplication), as of the date of any determination thereof, the sum of (a) all unsecured Debt of Restricted Subsidiaries (including all Guaranties of Debt of the Company) but excluding (1) unsecured Debt owing to the Company or any other Restricted Subsidiary, (2) Debt outstanding at the time such Person became a Restricted Subsidiary (other than an Unrestricted Subsidiary which is designated or redesignated as a Restricted Subsidiary pursuant to Section 9.6), provided that such Debt shall have not been incurred in contemplation of such Person becoming a Restricted Subsidiary and (3) all Guaranties of Debt of the Company by any Restricted Subsidiary which has also guaranteed the Notes pursuant to the Subsidiary Guaranty and (b) all Debt of the Company and its Restricted Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (k), inclusive, of Section 10.4.

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.3(a).

“Purchasers” shall mean the purchasers of the Notes named in Schedule A.

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” shall mean any Person who is a qualified institutional buyer within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.

“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” shall mean, at any time, the holders of more than 50% in principal amount of the Notes of all Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Responsible Officer” shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Subsidiary” shall mean (a) any Subsidiary that is a Subsidiary Guarantor and (b) any other Subsidiary in which (1) at least a majority of the voting securities are owned by the Company and/or one or more wholly-owned Restricted Subsidiaries and (2) the Company has not designated as an Unrestricted Subsidiary on the Closing Date or by notice in writing given to the holders of Notes in accordance with the provisions of Section 9.6.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Securitization Entity” shall mean a wholly-owned Subsidiary of the Company that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and owns no assets other than as required for Permitted Securitization Transactions and (a) no portion of the Debt (contingent or otherwise) of which is guaranteed by the Company or any Restricted Subsidiary or is recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to customary representations, warranties, covenants, indemnities and other obligations entered into in connection with a Permitted Securitization Transaction and (b) to which neither the Company nor any Restricted Subsidiary has any material obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Senior Debt” shall mean all Consolidated Debt, other than (a) Consolidated Debt owing to the Company or any Subsidiary or Affiliate and (b) Subordinated Debt.

“Senior Financial Officer” shall mean the chief financial officer, director of treasury, principal accounting officer, treasurer, assistant treasurer or controller of the Company.

“Series” shall mean any series of Notes issued pursuant to this Agreement or any Supplement.

“Series 2006-A Notes” is defined in Section 1.

“Source” is defined in Section 6.3.

“Standard & Poor’s” shall mean Standard & Poor’s Rating Group, a Division of the McGraw Hill Companies, Inc.

“Subordinated Debt” shall mean all unsecured Debt of the Company or a Subsidiary Guarantor, as the case may be, which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under this Agreement, any Supplement or the Notes) or such Subsidiary Guarantor (including, without limitation, the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty).

“Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” shall mean each Subsidiary which is party to the Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 2.3(a).

“Successor Corporation” is defined in Section 10.5(b)(1).

“Supplement” is defined in Section 2.2(a).

“SVO” shall mean the Securities Valuation Office of the NAIC or any successor to such office.

“tranche” shall mean all Notes of a Series having the same maturity, interest rate and schedule for mandatory prepayments.

“Tranche 1 Notes” is defined in Section 1.

“Tranche 2 Notes” is defined in Section 1.

“Tranche 3 Notes” is defined in Section 1.

“Undisclosed Affiliate” shall mean, at any time and with respect to the Company, any Person (a) that beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or (b) that is an Affiliate of any such Person; provided that, at such time, (1) in the case of clause (a), such Person shall not have given written notice to the Company of its 10% or greater holding in the Company and, in the case of clause (b), such Affiliate of such Person shall not have given the Company written notice of its affiliation to the Company and (2) the Company shall not otherwise have knowledge of such holding or affiliation to the Company.

“Unrestricted Subsidiary” shall mean any Subsidiary so designated by the Company on the Closing Date or by notice in writing given to the holders of Notes in accordance with the provisions of Section 9.6.

“USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Schedule 4.9
(to Note Purchase Agreement)

Changes in Corporate Structure

Schedule 5.3
(to Note Purchase Agreement)

Disclosure

Schedule 5.4
(to Note Purchase Agreement)

Subsidiaries of the Company, Ownership of Subsidiary Stock, Affiliates

Subsidiary	State of Incorporation	Stockholder

The Company’s directors are      .

The Company’s senior officers are      .

The Company’s Affiliates are      .

Schedule 5.5
(to Note Purchase Agreement)

Financial Statements

Schedule 5.15
(to Note Purchase Agreement)

Existing Debt; Future Liens

Schedule 10.4
(to Note Purchase Agreement)

Existing Liens

Exhibit 1(a)
(to Note Purchase Agreement)

Form of Series 2006-A Guaranteed Senior Note, Tranche 1

Diebold, Incorporated

5.44% Series 2006-A Guaranteed Senior Note, Tranche 1, due March 2, 2013

No. R2006A-1- $	,20 PPN 253651 A@ 2

For value received, the undersigned, Diebold, Incorporated (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to      or registered assigns, the principal sum of       Dollars (or so much thereof as shall not have been prepaid) on March 2, 2013 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.44% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year and at maturity, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to 7.44% on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 2006-A Guaranteed Senior Notes, Tranche 1 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 2, 2006 (as from time to time amended, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of March 2, 2006 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Diebold, Incorporated

By

Name:
Title:

Exhibit 1(b)

(to Note Purchase Agreement)

Form of Series 2006-A Guaranteed Senior Note, Tranche 2

Diebold, Incorporated

5.50% Series 2006-A Guaranteed Senior Note, Tranche 2, due March 2, 2016

No. R2006A-2- $	,20 PPN 253651 A# 0

For value received, the undersigned, Diebold, Incorporated (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to      or registered assigns, the principal sum of       Dollars (or so much thereof as shall not have been prepaid) on March 2, 2016 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.50% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year and at maturity, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to 7.50% on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 2006-A Guaranteed Senior Notes, Tranche 2 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 2, 2006 (as from time to time amended, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of March 2, 2006 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Diebold, Incorporated

By

Name:
Title:

Exhibit 1(c)

(to Note Purchase Agreement)

Form of Series 2006-A Guaranteed Senior Note, Tranche 3

Diebold, Incorporated

5.55% Series 2006-A Guaranteed Senior Note, Tranche 3, due March 2, 2018

No. R2006A-3- $	,20 PPN 253651 B* 3

For value received, the undersigned, Diebold, Incorporated (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to      or registered assigns, the principal sum of       Dollars (or so much thereof as shall not have been prepaid) on March 2, 2018 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.55% per annum from the date hereof, payable semiannually, on the fifteenth day of May and November in each year and at maturity, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to 7.55% on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 2006-A Guaranteed Senior Notes, Tranche 3 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 2, 2006 (as from time to time amended, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of March 2, 2006 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Diebold, Incorporated

By

Name:
Title:

Exhibit 2.3

(to Note Purchase Agreement)

Form of Subsidiary guarantee

Execution Copy

Subsidiary Guaranty Agreement

Dated as of March 2, 2006

Re: $75,000,000 5.44% Series 2006 A Guaranteed Senior Notes,

Tranche 1, due March 2, 2013
$175,000,000 5.50% Series 2006 A Guaranteed Senior Notes,
Tranche 2, due March 2, 2016
$50,000,000 5.55% Series 2006 A Guaranteed Senior Notes,
Tranche 3, due March 2, 2018
and
Additional Notes
of
Diebold, Incorporated

TABLE OF CONTENTS

Subsidiary Guaranty Agreement

Re: $75,000,000 5.44% Series 2006-A Guaranteed Senior Notes,

Tranche 1, due March 2, 2013
$175,000,000 5.50% Series 2006-A Guaranteed Senior Notes,
Tranche 2, due March 2, 2016
$50,000,000 5.55% Series 2006-A Guaranteed Senior Notes,
Tranche 3, due March 2, 2018
and
Additional Notes
of
Diebold, Incorporated

This Subsidiary Guaranty Agreement dated as of March 2, 2006 (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

Recitals

A. Each Guarantor is a direct or indirect Subsidiary of Diebold, Incorporated, a corporation organized under the laws of the State of Ohio (the “Company”).

B. The Company has entered into a Note Purchase Agreement dated as of March 2, 2006 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and each of the institutional investors named on Schedule A attached thereto (the “2006A Note Purchasers”), providing for, among other things, the issue and sale by the Company to the 2006A Note Purchasers of $300,000,000 aggregate principal amount of its Series 2006-A Guaranteed Senior Notes consisting of (a) $75,000,000 aggregate principal amount of its 5.44% Series 2006-A Guaranteed Senior Notes, Tranche 1, due March 2, 2013 (the “Tranche 1 Notes”), (b) $175,000,000 aggregate principal amount of its 5.50% Series 2006-A Guaranteed Senior Notes, Tranche 2, due March 2, 2016 (the “Tranche 2 Notes”) and (c) $50,000,000 aggregate principal amount of its 5.55% Series 2006-A Guaranteed Senior Notes, Tranche 3, due March 2, 2018 (the “Tranche 3 Notes”; the Tranche 3 Notes together with the Tranche 1 Notes and Tranche 2 Notes are collectively referred to herein as the “Series 2006-A Notes”).

C. Pursuant to the Note Purchase Agreement, the Company may, from time to time, issue one or more additional Series of its unsecured promissory notes (“Additional Notes,” and collectively with the Series 2006-A Notes, the “Notes”) to purchasers (“Additional Purchasers”) pursuant to a supplement (a “Supplement”), provided that the aggregate principal amount of Additional Notes issued pursuant to Supplements in accordance with the terms of Section 2.2 of the Note Purchase Agreement shall not exceed $1,000,000,000. In connection with the issuance of each Series of Additional Notes, the Guarantors will execute and deliver a Guaranty Accession Agreement in the form attached hereto as Exhibit B confirming that such Series of Additional Notes Constitutes Notes hereunder and are entitled to the benefits hereof. The 2006A Note Purchasers and the Additional Purchasers together with their respective successors and assigns are collectively referred to herein as the “Holders.”

D. The 2006A Note Purchasers have required as a condition of their purchase of the Series 2006-A Notes and it is a condition of each Additional Purchaser’s purchase of Additional Notes that the Company cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.8 of the Note Purchase Agreement, to cause certain other Subsidiaries to enter into a Guaranty Supplement, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute a Guaranty Supplement, in each case in order to induce the 2006A Note Purchasers and Additional Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to the Company for the purposes described in Section 5.14 of the Note Purchase Agreement or in the case of any Additional Notes, for the purposes described in the related Supplement.

Now, therefore, as required by Section 4.10 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1. Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless defined herein or the context shall otherwise require.

SECTION 2. Guaranty of Notes and Note Purchase Agreement.

(a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent permitted by applicable law, interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement (including any Supplement) and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, expressly required to be paid by the Company pursuant to the Note Purchase Agreement, including, without limitation, Section 15.1 thereof.

(b) To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment in the same proportion as such Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) of all of the Guarantors in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and under each Supplement and by the Guarantors of their obligations under this Guaranty and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and under each Supplement and of the Guarantors under this Guaranty have been satisfied

As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of each Guarantor’s Allocable Amount.

This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

SECTION 3. Guaranty of Payment and Performance.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not merely of collection) and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement (including any Supplement) be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4. General Provisions Relating to the Guaranty.

(a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase Agreement, any Supplement, any other agreement or waive this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

(3) settle, adjust or compromise any claim of the Company against any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b) Each Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2) notice of the issuance of any Additional Notes pursuant to the Note Purchase Agreement or any Supplement thereto;

(3) demand of payment by any Holder from the Company or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(4) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement, any Supplement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement, any Supplement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement, any Supplement or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any Guarantor or any other Person or in respect of the property of the Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Company, any Guarantor or any other Person; or

(4) impossibility or illegality of performance on the part of the Company, any Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement; or

(5) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement, any Supplement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement; or

(8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement or failure to resort for payment to the Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement, any Supplement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) the failure to execute a Guaranty Accession Agreement in connection with the issuance of any Series of Additional Notes; or

(12) any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, any Guarantor or any other Person; or

(13) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement, any Supplement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(14) any act or failure to act with regard to the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(15) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement or any Supplement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d) All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

(e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against the Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and each Supplement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and each Supplement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Company under the Note Purchase Agreement shall have been paid in cash in full and satisfied.

(f) Each Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes and the Note Purchase Agreement and each Supplement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(h) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Purchase Agreement (including any Supplement), and such Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

SECTION 5. Representations and Warranties of the Guarantors.

Each Guarantor represents and warrants to each Holder that:

(a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, (2) the ability of the Guarantors, taken as a whole, to perform their obligations under this Guaranty or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a “Material Adverse Effect”). Such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) Each subsidiary of such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each subsidiary of such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(c) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational document or any other material agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its subsidiaries.

(e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(f) (1) There are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor or any of its subsidiaries or any property of such Guarantor or any of its subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(2) Neither such Guarantor nor any of its subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(g) Neither such Guarantor nor any of its subsidiaries is (1) an “investment company,” nor will be an “investment company” after the application of proceeds, within the meaning of the Investment Company Act of 1940, as amended or (2) a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005, as amended. Neither such Guarantor nor any of its subsidiaries is subject to regulation under the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

(h) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

(i) The obligations of such Guarantor under this Guaranty rank at least pari passu in right of payment with all other unsecured Debt (actual or contingent) of such Guarantor that is not expressed to be subordinate or junior in rank to any other unsecured Debt of such Guarantor including, without limitation, all obligations of such Guarantor under any guaranty of Debt of any other Person.

(j) The obligations of such Guarantor under this Guaranty (1) are in furtherance of such Guarantor’s corporate or partnership purposes, (2) are necessary or convenient to the conduct, promotion and attainment of the business of such Guarantor and (3) directly or indirectly benefit such Guarantor.

SECTION 6. Amendments, Waivers and Consents.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Guarantors shall be required in connection with the execution and delivery of a Guaranty Supplement or other addition of any additional Guarantor, and each Guarantor, by its execution and delivery of this Guaranty (or Guaranty Supplement) consents to the addition of each additional Guarantor. No consent of the Holders or the Guarantors shall be required in connection with the issuance and sale of Additional Notes, and each Guarantor, by its execution and delivery of this Guaranty (or Guaranty Supplement) consents to the issuance of Additional Notes pursuant to the Note Purchase Agreement.

(b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Guarantors will deliver executed copies of each executed Guaranty Supplement to each Holder promptly following the date on which it is executed.

(c) No Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their Affiliates shall be deemed not to be outstanding.

SECTION 7. Notices.

All notices and communications provided for hereunder shall be made in the manner and at the address provided in Section 18 of the Note Purchase Agreement with any notices and communications to a Subsidiary Guarantor delivered to such Subsidiary Guarantor c/o the Company at the address set forth for the Company in Section 18(4) of the Note Purchase Agreement.

SECTION 8. Miscellaneous.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a 2006A Note Purchaser, on Schedule A to the Note Purchase Agreement, and in the case of a Holder that is an Additional Purchaser, on Schedule A to the corresponding Supplement or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors or the Company on behalf of the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Guarantor enters into any consolidation or merger, pursuant to which such Guarantor is not the surviving entity (the “Successor Corporation”), the Successor Corporation shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders). Except as set forth in the immediately preceding sentence, no Guarantor shall assign its obligations hereunder.

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

(h) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i) Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(j) Nothing in Section 8(h) or 8(i) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(k) Each Guarantor hereby waives trial by jury in any action brought on or with respect to this Guaranty or any other document executed in connection herewith.

In Witness Whereof, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of the date first written above.

[	]

By:

Name:
Title:

Exhibit A

(to Guaranty Agreement)

Guaranty Supplement

To the Holders (as defined in the hereinafter

  defined Guaranty Agreement)

Ladies and Gentlemen:

Whereas, Diebold, Incorporated, a corporation organized under the laws of the State of Ohio (the “Company”), (i) issued [(1)] $300,000,000 aggregate principal amount of its Series 2006-A Guaranteed Senior Notes consisting of (a) $75,000,000 aggregate principal amount of its 5.44% Series 2006-A Guaranteed Senior Notes, Tranche 1, due March 2, 2013 (the “Tranche 1 Notes”), (b) $175,000,000 aggregate principal amount of its 5.50% Series 2006-A Guaranteed Senior Notes, Tranche 2, due March 2, 2016 (the “Tranche 2 Notes”) and (c) $50,000,000 aggregate principal amount of its 5.55% Series 2006-A Guaranteed Senior Notes, Tranche 3, due March 2, 2018 (the “Tranche 3 Notes”; the Tranche 3 Notes together with the Tranche 1 Notes and Tranche 2 Notes are collectively referred to herein as the “Series 2006-A Notes”) pursuant to a Note Purchase Agreement dated as of March 2, 2006 (the “Note Purchase Agreement”) between the Company and each of the purchasers named on Schedule A attached to said Note Purchase Agreement (the “2006A Note Purchasers”) for the purposes described in Section 5.14 of the Note Purchase Agreement [and (2)      [insert information regarding any prior issuances of Additional Notes] and (ii) may, from time to time, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of the Note Purchase Agreement pursuant to a supplement (a “Supplement”), provided that the aggregate principal amount of Notes of all Series issued pursuant to all Supplements (the “Additional Notes,” and collectively with the Series 2006-A Notes, the “Notes”) in accordance with the terms of Section 2.2 of the Note Purchase Agreement shall not exceed $1,000,000,000. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

Whereas, as a condition precedent to their purchase of the Notes, the Holders required that from time to time certain subsidiaries of the Company enter into that certain Subsidiary Guaranty Agreement dated as of March 2, 2006 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.8 of the Note Purchase Agreement, the Company has agreed to cause the undersigned,      , a [corporation] organized under the laws of      (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty Agreement attached hereto so that at all times from and after the date hereof until discharged in accordance with Section 2.3(b) of the Note Purchase Agreement, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Company under the Notes and the Note Purchase Agreement and each Supplement and to the extent and in the manner set forth in the Guaranty Agreement.

The undersigned is the duly elected      of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement (other than those set forth in Section 5(b) and Section 5(f) of the Guaranty Agreement).

Upon execution of this Guaranty Supplement, the Guaranty Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated:      , 20 .

[Name of Additional Guarantor]

By

Its

Exhibit B
(to Guaranty Agreement)

Form of Accession Agreement

Reference is hereby made to the Subsidiary Guaranty Agreement dated as of March 2, 2006 (the “Guaranty”), entered into on a joint and several basis by each of the undersigned. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Guaranty.

The undersigned hereby confirm that the Additional Purchasers of the Additional Notes issued pursuant to the Supplement dated as of      , 20     are Holders as defined in the Guaranty and as such, are entitled to the full rights and benefits of Holders under the Guaranty. The undersigned acknowledge the terms of the Guaranty and agree to be bound thereby.

Date:

[Guarantors]

By:
Name:
Title:

CH2\ 1368777.5

Exhibit 4.4(a)
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
to the Company and the Subsidiary Guarantors

The closing opinion of Jones Day, special counsel for the Company and the Subsidiary Guarantors, which is called for by Section 4.4(a) of the Agreement, shall be dated the Closing Date and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

[To follow separately]

The opinion of Jones Day shall cover such other matters relating to the sale of the Notes as any Purchaser may reasonably request and shall provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the NAIC. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

Exhibit 4.4(b)
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
to the Purchasers

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Ohio.

2. The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with its terms.

3. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Schiff Hardin LLP shall also state that the opinion of Jones Day is satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Ohio. The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the Federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

Exhibit S
(to Note Purchase Agreement)

Diebold, Incorporated

[Number] Supplement to Note Purchase Agreement

Dated as of ________ __, 20__

Re: $     % Series      Guaranteed Senior Notes,

[Tranche __,] Due ________ __, 20__

Diebold, Incorporated
5995 Mayfair Road
North Canton, OH 44720-8077

Dated as of
________ __, 20__

To the Purchaser(s) listed in

the attached Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Note Purchase Agreement (this “Supplement”) is between Diebold, Incorporated, an Ohio corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Note Purchase Agreement dated as of March 2, 2006 (the “Note Purchase Agreement”) between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 2.2(c)(2) of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchaser(s) as follows:

1. The Company has authorized the issue and sale of $     aggregate principal amount of its      % Series      [, Tranche      ,] Guaranteed Senior Notes due            , 20     (the “Series      Notes”). The Series      Notes, together with the Series 2006-A Notes [and the Series       Notes] initially issued pursuant to the Note Purchase Agreement and the      Supplement, respectively, and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series      Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company will issue and sell to each Purchaser, at the Closing provided for in Section 3, and each Purchaser will purchase from the Company, Series      Notes in the principal amount specified opposite such Purchaser’s name in Schedule A hereto at a price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or any liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

3. The sale and purchase of the Series      Notes to be purchased by each Purchaser shall occur at the offices of [Schiff Hardin LLP, 623 Fifth Avenue, 28th Floor, New York, New York 10022] at 11:00 a.m. New York time, at a closing (the “Closing”) on            , 20      or on such other Business Day thereafter on or prior to      , 20     as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series      Notes to be purchased by such Purchaser in the form of a single Series      Note (or such greater number of Series      Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If, at the Closing, the Company shall fail to tender such Series      Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. The obligation of each Purchaser to purchase and pay for the Series      Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series      Notes to be purchased at the Closing, and to the following additional conditions:

(a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, (1) each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that such condition has been fulfilled and (2) the representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct as of the date of the Closing.

(b) Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series      Notes to be purchased by it at the Closing as specified in Schedule A.

5. [Here insert special provisions for Series      Notes including prepayment provisions applicable to Series      Notes (including Make-Whole Amount) and closing conditions applicable to Series      Notes].

6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series      Notes by such Purchaser.

7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

8. All references in the Note Purchase Agreement and all other instruments, documents and agreements relating to, or entered into in connection with the foregoing documents and agreements, to the Note Purchase Agreement shall be deemed to refer to the Note Purchase Agreement, as supplemented by this      Supplement.

9. Except as expressly supplemented by this      Supplement, all terms and provisions of the Note Purchase Agreement remain unchanged and continue, unabated, in full force and effect and the Company hereby reaffirms its obligations and liabilities under the Note Purchase Agreement.

10. This      Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

11. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

12. All covenants and other agreements contained in this      Supplement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

13. This      Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth.

Diebold, Incorporated

By

Name:
Title:

Accepted as of , 20

[Variation]

By

Name:

Title:

Schedule A
(to ______ Supplement to Note Purchase Agreement)

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Series Notes to be Purchased

[Name of Purchaser]	$

(1) All payments by wire transfer of immediately available funds to:
with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) All other communications:

Exhibit A
(to ________ Supplement to Note Purchase Agreement)

Supplemental Representations

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series      Notes with the same force and effect as if each reference to “Series 2006-A Notes” set forth therein was modified to refer the “Series      Notes,” each reference to “this Agreement” therein was modified to refer to “the Note Purchase Agreement as supplemented by the      Supplement” and each reference to “the Purchasers” set forth therein was modified to refer to “the institutional investors named on Schedule A to the      Supplement.” The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3 Disclosure. The Company, through its agent, [Banc of America Securities LLC] has delivered to each Purchaser a copy of a [Private Placement Memorandum], dated      (the “Memorandum”), relating to the transactions contemplated by the      Supplement. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 to the      Supplement and the financial statements listed in Schedule 5.5 to the      Supplement, in each case, delivered to the Purchasers prior to      (the Note Purchase Agreement, the Memorandum, such documents, certificates or other writings, the      Supplement and such financial statements being referenced to, collectively, as the “Disclosure Documents”) taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents since      , there has been no change in the financial condition, operations, business or properties of the Company or any Restricted Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Senior Financial Officer or other executive officer of the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the      Supplement contains (except as noted therein) complete and correct lists of (1) the Company’s Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) the Company’s Affiliates, other than Subsidiaries and Undisclosed Affiliates and (3) the Company’s directors and senior officers.

Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the      Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has, directly or through any agent, offered the Series      Notes, the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than      other Institutional Investors of the type described in clause (c) of he definition thereof, each of which has been offered the Series      Notes and the Subsidiary Guaranty in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act.

Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series      Notes to      and for other general corporate purposes. No part of the proceeds from the sale of the Series      Notes pursuant to the       Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than      % of the value of the consolidated total assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than      % of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Debt; Future Liens.

(a) Except as described therein, Schedule 5.15 to the      Supplement sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of      (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15 the      Supplement, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4 of the Note Purchase Agreement.

[Add any additional Sections as appropriate at the time the Series      Notes are issued]

Exhibit 1
(to ________ Supplement to Note Purchase Agreement)

Form of Series 20__-_ [Tranche __,] Guaranteed Senior Note

Diebold, Incorporated

__% Series 20__-__ [, Tranche __], Guaranteed Senior Note, due ________ __, 20__

No. 20 - R- $	,20 PPN

For value received, the undersigned, Diebold, Incorporated (herein called the “Company”), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to      or registered assigns, the principal sum of       Dollars (or so much thereof as shall not have been prepaid) on            , 20     with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of      % per annum from the date hereof, payable [semiannually], on the      day of      and      in each year and at maturity, commencing with the      or      next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to      % on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 20     -     [, Tranche      ,] Guaranteed Senior Notes, (herein called the “Notes”) issued pursuant to the      Supplement dated as of      (the “Supplement”) which supplements that certain Note Purchase Agreement dated as of March 2, 2006 (as from time to time amended, supplemented or otherwise modified, the “Note Purchase Agreement”), originally between the Company and the respective Purchasers named therein and is entitled to the benefits of the Note Purchase Agreement. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Supplement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Supplement and/or the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of March 2, 2006 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Diebold, Incorporated

By

Name:
Title: